SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2006

Commission File Number: 000-52086

Zone Mining Limited
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	98-0446135 (I.R.S. Employer Identification No.)

111 Presidential Blvd., Suite 165, Bala Cynwyd, PA (Address of principal executive offices) 19004 (Zip Code)

(610) 771-0680 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN THE REGISTRANT'S CERTIFYING ACCOUNTANT

On September 20, 2006, Zone Mining Limited (the "Registrant") received notice of the immediate resignation of Staley, Okada & Partners, Chartered Accountants, ("Staley, Okada"), which audited the Registrant's financial statements for the fiscal years ended as at March 31, 2006 and 2005, including the period from inception (January 31, 2005 to March 31, 2005). The reports of Staley, Okada for the fiscal years ended March 31, 2006 and 2005 did not contain an adverse opinion, or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles except as described herein. The report of Staley, Okada for the fiscal years ended March 31, 2006 and 2005 was qualified with respect to uncertainty as to the Registrant's ability to continue as a going concern. During the Registrant's two most recent fiscal years (i.e., the year ended March 31, 2006 and the period from inception on January 31, 2005 through March 31, 2005), and the period from the end of the most recently completed fiscal year through September 20, 2006, the date of resignation, there were no disagreements with Staley, Okada on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Staley, Okada would have caused it to make reference to such disagreements in its reports.

The resignation of Staley, Okada came without prior or advance notice to the Registrant; therefore, the decision to change accountants as such was not an action per se recommended or approved by the Registrant’s board of directors. The Registrant does not have an audit committee.

The Registrant requested that Staley, Okada furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of such letter, dated September 21, 2006, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits: The following exhibit is filed with this report

Exhibit 16.1	Letter from Staley, Okada & Partners, Chartered Accountants confirming the information in Item 4.01 regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Zone Mining Limited

Date: September 22, 2006	By:	/s/ Stephen P. Harrington
Stephen P. Harrington, President

3